UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 949-719-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.*

On March 21, 2005, Willard A. Johnson, Jr. resigned from the Board of Directors of The TriZetto Group, Inc. (the “Company”) for personal reasons. The Company’s Board of Directors has elected Jerry P. Widman as a Director of the Company, effective March 21, 2005, to fill the vacancy created by Mr. Johnson’s resignation. There is no arrangement or understanding pursuant to which Mr. Widman was selected as a director.

Mr. Johnson’s resignation created vacancies in the Company’s Audit Committee and Nominating and Corporate Governance Committee. To fill these vacancies, the Company’s Board of Directors appointed Mr. Widman a member of the Audit Committee and Lois A. Evans a member of the Nominating and Corporate Governance Committee. Both Committee appointments are effective March 21, 2005.

A copy of the March 21, 2005 press release announcing Mr. Johnson’s resignation and Mr. Widman’s election is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated March 21, 2005, issued by The TriZetto Group, Inc.

*	The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: March 21, 2005	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated March 21, 2005, issued by The TriZetto Group, Inc.